                                                                 CONFIDENTIAL

                                                                    EXHIBIT 10.6


                          SECOND AMENDED AND RESTATED

                  DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

                                    between

                               ALZA CORPORATION

                                      and

                              DURECT CORPORATION





*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.
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                               TABLE OF CONTENTS

                                                                            PAGE




**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                       i
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                          SECOND AMENDED AND RESTATED
                          ---------------------------
                  DEVELOPMENT AND COMMERCIALIZATION AGREEMENT
                  -------------------------------------------

     This Second Amended and Restated Development and Commercialization Agreement (the "Agreement") is effective as of April 28, 1999 ("Effective Date") between ALZA Corporation, a Delaware corporation ("ALZA"), and Durect Corporation, a Delaware corporation ("Durect").

                                   RECITALS
                                   --------

     A. ALZA and Durect have previously entered into that certain Development and Commercialization Agreement with an effective date of April 21, 1998 and subsequently entered into an Amended and Restated Development and Commercialization Agreement with an effective date of April 28, 1999 (collectively "Previous Agreement") for the development, manufacture and marketing of pharmaceutical products utilizing proprietary technology of ALZA relating to the DUROS(R) System for the controlled delivery of drugs in certain fields, as set forth herein.

     B. The parties wish to amend such Previous Agreement and restate their understandings herein.

     NOW THEREFORE, in consideration of the mutual covenants and agreements provided herein, the parties hereby agree as follows:

                            SECTION 1 - DEFINITIONS
                            -----------------------

     For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

          1.1  "Affiliate" shall mean a corporation or any other entity that
                ---------
directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

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common control with, the designated party, but only for so long as the relationship exists. "Control" shall mean ownership of shares of stock having at least 50% of the voting power entitled to vote for the election of directors in the case of a corporation, and at least 50% of the interests in profits in the case of a business entity other than a corporation.

          1.2  "Catheter" shall mean a device for transporting Drug from the
                --------
System to a specific anatomical site for delivery, which device is selected, identified or developed by Durect (and not by ALZA) for use in a Product.

          1.3  "Commercialization" shall mean the ongoing process and activities
                -----------------
generally engaged in by a company marketing life-science products to establish and maintain a nationwide presence for a product, including, but not limited to offering for sale, selling, marketing, promoting, distributing and importing such product.

          1.4  "Confidential Information" shall mean all non-public Technical
                ------------------------
Information, whether in oral, written or other tangible form that one party discloses to the other under this Agreement and designates as confidential at the time of disclosure or within 30 days thereafter.

          1.5  "Development Costs" shall mean ALZA's fully-allocated costs of
                -----------------
performing the development activities for the Program, as calculated in accordance with Exhibit E.

          1.6  "Drug" shall mean an active pharmaceutical agent, in its pure
                ----
form or in a formulation, that is incorporated in a System to create a Product under the terms and conditions of this Agreement.

          1.7  "Durect Field" shall mean, subject to modification under the
                ------------
terms of this Agreement, one of the following fields of use, and no others:

               (a) "CNS Field" shall mean delivery of drugs for the treatment of
                    ---------
pain, [* * *] directly into a component of the central nervous system from an implantable pump via a catheter; provided, however, solely with respect to a Product using Sufentanil as the Drug, there shall be no requirement that the Drug be delivered via a catheter.

               (b) "Middle/Inner Ear Field" shall mean delivery of drugs
                    ----------------------
directly into the middle and/or inner ear from an implantable or external pump via a catheter.

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

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               (c) "Pericardium Field" shall mean delivery of drugs directly
                    -----------------
into the pericardial sac from an implantable pump via a catheter.

               (d) "Vascular Graft Field" shall mean delivery of drugs
                    --------------------
consisting of and limited to [* * *] directly into vascular grafts from an implantable pump via a catheter .

               (e) "Cancer Antigen Field" shall mean delivery from an
                    --------------------
implantable pump of an anti-cancer antigen from the list of anti-cancer antigens attached hereto as Exhibit A or a combination of such anti-cancer antigens, solely for treatment by immunization therapy. Such list of anti-cancer antigens may be reviewed for additions or deletions from time to time by representatives of ALZA and Durect, such determination to be made by mutual written agreement at the discretion of each party.

     To provide further clarification, the Durect Fields shall not include applications of any ALZA drug delivery technology other than applications of DUROS(R) Technology as set forth in this Agreement.

          1.8  "DUROS(R) Technology" shall mean all Technical Information
                -------------------
relating to the System.

          1.9  "FDA" shall mean the United States Food and Drug Administration
                ---
or any successor United States governmental agency performing similar functions with respect to pharmaceutical products.

          1.10 "IND" shall mean the application for Investigation of a New Drug
                ---
submitted to the FDA.

          1.11 "Intellectual Property Rights" shall mean trade secrets, patents,
                ----------------------------
copyrights, know-how and similar rights of any type under the laws of any governmental authority, domestic or foreign, including all applications and registrations relating to any of the foregoing.

          1.12 "Major Market Country" shall mean any one of Canada, France,
                --------------------
Germany, Italy, Japan, the United Kingdom and the United States.

          1.13 "Minimum Payments" shall have the meaning set forth in Section
                ----------------
6.2 hereof.

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

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          1.14 "Minimum Payment Year" shall mean a period of four consecutive
                --------------------
Payment Computation Periods beginning with the first day of the Payment Computation Period following the Payment Computation Period during which all necessary regulatory approvals to market the Product in a Major Market Country have been received, and each successive four Payment Computation Periods thereafter. The first four Payment Computation Periods shall be the First Minimum Payment Year; the next four Payment Computation Periods shall be the Second Minimum Payment Year; etc.

          1.15 "NDA" shall mean a "New Drug Application," "Product License
                ---
Application," or other application for approval to market a product submitted to the FDA, as amended or supplemented from time to time.

          1.16 "Net Sales" shall mean the amounts invoiced on sales of a Product
                ---------
by Durect and its Affiliates and Subcontractors to independent, unrelated third parties in bona fide arms-length transactions, less the following deductions actually allowed by Durect, its Affiliates and Subcontractors and taken by such third parties and not otherwise recovered by or reimbursed to Durect, or its Affiliates or Subcontractors: (i) trade, cash and quantity discounts; (ii) taxes or government charges levied on the sale of Product to the extent added to the sales price and set forth separately as such in the amount invoiced; (iii) amounts repaid or credited by reason of rejections, defects or returns or because of rebates or retroactive price reductions; and (iv) delivery charges (including transportation and insurance costs) actually included in the Net Sales invoiced. Net sales shall not include the prices charged (at fair market value) for separate products such as catheter access devices, syringes, gloves, and gauze pads, that may be either sold separately from the Product or bundled with the Product in the form of a kit; provided, however, that any Net Sales shall be deemed to include the amount or fair market value of any consideration (other than consideration described in Section 6.1(b)) received by Durect or its Affiliates or Subcontractors that can be attributable to a Product, whether such consideration is in cash or payments in kind. Net Sales shall not include sales of a Product between or among Durect and its Affiliates and Subcontractors.

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

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          1.17 "Payment Computation Period" shall mean each three month period,
                --------------------------
or any portion thereof, ending March 31, June 30, September 30, or December 31 of each year during the term of this Agreement.

          1.18 "Primary Field" shall mean the [***].
                -------------

          1.19 "Product" shall mean at any time: (i) any human pharmaceutical
                -------
product consisting of a Drug incorporated in or combined with a System and (except in cases where the Durect Field definition does not require a catheter) Catheter, which product is: (A) designed for use in a Durect Field; and (B) selected as a Product under Section 2.2; or (ii) another product that is substantially similar to the Product of clause (i), for example, a different strength (i.e., a different amount of active ingredient delivered in the same
          ----
pattern and by the same route of administration), or having only cosmetic changes such as size, color, shape, etc., or similar nontherapeutic changes.
                                    ----

          1.20 "Product Candidate" shall mean any human pharmaceutical product
                -----------------
consisting of a Drug incorporated in or combined with a System and (except in cases where the Durect Field definition does not require a catheter) Catheter, which product is designed for use in a Durect Field and which enters the Screening Stage of development (as described in Exhibit C). Product Candidates shall be listed on Schedule 1, which Schedule shall be amended from time to time as required by adding those Product Candidates in accordance with Section 2.1 and deleting those Product Candidates that have become Products or are no longer being developed as provided hereunder. A Product Candidate shall become a Product when it enters the Feasibility Stage of development (as described in Exhibit C).

          1.21 "Product Payments" shall mean the payments described in Section
                ----------------
6.1.

          1.22 "Program" shall mean all activities for developing and obtaining
                -------
regulatory approval to Commercialize Product(s) developed under this Agreement in the Durect Fields in the Territory.

          1.23 "Program Information" shall mean any Technical Information
                -------------------
developed or acquired by either party and/or a Subcontractor under or in connection

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

with the Program, and any Technical Information developed by one party using any other Program Information or any of the other party's Confidential Information.

          1.24 "Regulatory Data" shall mean the medical, toxicological,
                ---------------
pharmacological and clinical data included within Technical Information to the extent necessary to, required for, or included in any governmental regulatory filing to obtain or maintain regulatory approval to market a Product.

          1.25 "Secondary Fields" shall mean the [***].
                ----------------

          1.26 "Subcontractors" shall mean any third party persons or entities
                --------------
(other than wholesalers) to which Durect or any Durect Affiliate directly or indirectly grants any right to Commercialize a Product as provided for hereunder.

          1.27 "Supply Agreement" shall mean an agreement for the supply of
                ----------------
Durect's, its Affiliates' and Subcontractors' total requirements of each Product by ALZA, referenced in Section 5.6.

          1.28 "Subterritory" shall mean one of the following:
                ------------

               Subterritory A -- The United States, Canada and Mexico. Subterritory B -- European Community
               Subterritory C -- Japan and the Far East (as described in Exhibit
                                 D).
               Subterritory D -- All other countries of the Territory

          1.29 "System" shall mean a drug delivery system which includes and is
                ------
contained within an implantable (or externally worn) osmotic pump intended to function by releasing the active agent or agents on a controlled basis. The term "System" shall include all materials, technology and attributes contained within, or incorporated in the osmotic pump (other than the Drug itself) and shall include the formulation and stabilization of a therapeutic agent (such as the Drug) in the System. The System shall not include a Catheter as defined in
Section 1.2, or (except to the extent agreed upon in writing by the parties) any docking mechanism or other components used to connect a Catheter to the osmotic pump, and shall not include by way of example, any delivery system that is ingested in the gastrointestinal tract or that delivers drug through substantially intact skin.

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

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          1.30 "Technical Information" shall mean know-how, trade secrets,
                ---------------------
formulations, inventions, data (including Regulatory Data), technology, processes and information necessary or useful to the Products and/or the Program, which a party hereto has the lawful and contractual right to disclose to the other party, and any and all Intellectual Property Rights therein and thereto. "Technical Information" shall include, without limitation, processes and analytical methodology used in development, testing, analysis and manufacture, and medical, clinical, toxicological and other scientific data. Notwithstanding the foregoing, "Technical Information" shall not include trademarks. Subject to the foregoing, ALZA Technical Information shall include:
(A) DUROS Technology (including but not limited to all information relating to manufacture of Systems) and any other Technical Information owned by or licensed to ALZA prior to April 21, 1998; (B) ALZA's Program Information (as set forth in
Section 8.1); and (C) Technical Information developed by ALZA outside the Program after April 21, 1998 ("ALZA Technical Information"); and Durect Technical Information shall include: (a) Technical Information owned by or licensed to Durect prior to April 21, 1998; (b) Durect's Program Information (as set forth in Section 8.1); and (c) Technical Information developed by Durect outside the Program after April 21, 1998 ("Durect Technical Information").

          1.31 "Territory" shall mean all of the countries of the world, but
                ---------
shall exclude, for any Product: (i) countries which may be eliminated from the Territory from time to time in accordance with this Agreement, and (ii) any countries for which Durect does not have rights to commercialize the Drug incorporated in such Product.

          1.32 "Work Plan" and "Cost Estimate" shall have the meaning set forth
                ---------       -------------
in Section 2.3.

                        SECTION 2- DEVELOPMENT PROGRAM
                        ------------------------------

          2.1  Product Development. Subject to the terms and conditions herein,
               -------------------
Durect shall diligently develop Products under the Program in accordance with this Agreement, including making available such of its personnel, and taking such steps as are

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

reasonably necessary, in order to carry out its obligations. In the event Durect desires to initiate development work on a new product, it shall send to ALZA a written notice setting forth a description of the proposed new product and projected target dates for the filing of an IND, start of Phase III and filing of an NDA (each a "Milestone"), which target dates shall be reasonable by industry standards and shall be consistent with the timeline used by Durect for internal planning and presentation to investors. Upon ALZA's written approval of the target dates for the Milestones, which approval shall not be unreasonably withheld, the proposed new product shall be added as a Product Candidate to
Schedule 1. From time to time, the parties will review the target dates for the Milestones in good faith and, by mutual written agreement, revise and update the target dates if necessary. Durect shall notify ALZA in writing when a Product Candidate is ready to pass into the clinical development stage as outlined in Exhibit C, in which event it shall be added as a Product to Schedule 2. Subject to the terms and conditions of this Agreement, the addition or deletion of a Product Candidate or Product to Schedule 1 or Schedule 2 shall be determined based on the reasonable, good faith judgment of Durect, provided that any proposed Product Candidate or proposed Product will not be added in the event that: (i) such proposed Product Candidate or proposed Product was within the past 12 months removed by ALZA from the Program pursuant to Section 2.5; or (ii) ALZA determines, reasonably and in good faith, based on medical or technical reasons, that the proposed Product Candidate or proposed Product is not suitable for development because development or Commercialization of such proposed Product or Product Candidate would be likely to be harmful to the reputation of ALZA and/or DUROS Technology, provided, however, that: (a) ALZA's determination pursuant to this clause (iii) shall be subject to review by a mutually acceptable third party expert in the event of disagreement by the parties as to such determination, and (b) ALZA shall not initiate development of such proposed Product Candidate (or proposed Product), pursuant to Section 5.3 or otherwise, for its own account or with a third party for a period of [***] years from the date of ALZA's determination without first proposing such proposed Product Candidate (or proposed Product) to Durect for development and providing Durect with a period of [***] days in which to accept or reject such proposed Product Candidate (or

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Proposed Product) in writing and diligently initiate development under the terms of this Agreement.

          2.2  Sharing of Information.
               ----------------------
          During the term of this Agreement, representatives of ALZA and Durect shall meet within 30 days after the end of each calendar quarter, unless mutually agreed to by the parties, to discuss and provide information regarding the status of development, clinical programs, regulatory applications and development costs and expenses incurred for the Products and Product Candidates listed on Schedules 1 and 2 including without limitation progress against diligence obligations. Upon request by ALZA or Durect, the parties shall also meet from time to time to discuss improvements made to the System by each party. In addition, each party shall promptly provide any information as reasonably requested by the other party from time to time regarding its activities and
progress with respect to the Program.   The information exchanged by the parties
pursuant to this Section 2.2 shall be in confidence subject to the terms of
Section 4.1.

          2.3  Work Plans and System Development.
               ---------------------------------
               (a) In the event that Durect desires that ALZA provide certain development services relating to any Product or Product Candidate, and ALZA agrees to provide such services to Durect, Durect and ALZA shall develop a mutually acceptable development plan ("Work Plan") for each Product Candidate (or Product) which shall set forth: (i) the development activities to be performed by ALZA and estimated time schedule therefor; (ii) and the estimated Development Costs therefor ("Cost Estimates"); which Work Plans and Cost Estimates shall be signed by an authorized officer of each party. ALZA shall diligently perform those development activities assigned to it under the Work Plan and shall use diligent efforts to complete tasks in the Work Plan in an expeditious and cost-effective manner.

               (b) Development work for the System may be performed by Durect or ALZA (to the extent agreed upon in the Work Plans). Durect shall have the right to subcontract to third parties development of System components (but not

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

System design). The subcontracting of all other System development work will be subject to the prior written consent of ALZA. If Durect desires to subcontract out the development of System components as permitted herein to any third party, prior to providing any information relating to Systems to such third party, Durect shall notify ALZA of the identity of such third party, and Durect shall enter into a confidentiality and invention assignment agreement with such third party in a form previously approved by ALZA which expressly makes ALZA a third-party beneficiary of such agreement and permits ALZA to directly enforce its terms. Unless agreed to in writing by ALZA, the rights granted to Durect to perform development work for the System pursuant to this Section 2.3 shall terminate after a change in control of Durect in which Durect becomes controlled by a third party company, in which event ALZA shall have the right to elect to perform all development work relating to the System and ALZA and Durect shall enter into a Work Plan for such System development work which shall provide for the continued diligent performance of such System development work so as to minimize disruption of Product timelines. If ALZA elects not to perform development work relating to the System after such change in control, then Durect shall continue to have the right to perform development work relating to the System as set forth in this Section 2.3. For the purposes of this Section 2.3, "control" shall have the same meaning as set forth in Section 1.1. All other Product development activities may be performed by Durect, ALZA (to the extent agreed upon in Work Plans) or subcontracted to third parties.

          2.4  Development Payments. In consideration for ALZA's work on the
               --------------------
Program, Durect shall pay to ALZA its Development Costs provided that Durect shall not be obligated to pay Development Costs in excess of those provided for in approved Work Plans and Cost Estimates, and ALZA shall not be obligated to perform work-which would result in Development Costs exceeding such approved Cost Estimates.

          2.5  Durect Field(s) Diligence and Loss of Rights.  Durect shall
               --------------------------------------------
approve, fund and take other actions necessary to provide for development of Products in each of the Durect Fields in accordance with the minimum diligence requirements set forth in Exhibit F, and to pursue and fund proof of principle work for Products in the Secondary

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

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Fields in accordance with Exhibit F. If Durect fails to meet the diligence requirements relating to a Durect Field as set forth in Exhibit F, for which such failure continues for [* * *] days after-the delivery of written notice thereof by ALZA, then ALZA's sole and exclusive remedy shall be to terminate the restrictions on ALZA provided for in Section 5.3 upon written notice from ALZA solely in the Durect Field in which such requirements were not met (or such Durect Field as is otherwise provided for in Exhibit F under "Consequences for Fields"), in which event such Durect Field shall be deemed to be eliminated from the "Durect Fields" definition, and thereafter no Product Candidates shall be added to Schedule 1 within such Durect Field and no Products shall be added to
Schedule 2 for such Durect Field except for those Product Candidates existing at the time of such elimination and for which the screening stage has been or subsequently is successfully completed. Notwithstanding the elimination of any Durect Field hereunder, Durect shall continue to have rights to the Product Candidates and Products already included in Schedules 1 and 2 as of the date that such field is eliminated so long as it continues to meet its obligations for such Product Candidates and/or Products, including those set forth in Exhibit F, provided, however, that if Durect fails to meet such obligations with respect to a Product Candidate or Product and such failure continues for [* * * ] days after the delivery of written notice thereof by ALZA, then ALZA may eliminate such Product Candidate or Product from this Agreement and ALZA shall have the rights set forth in Section 11.6.

          2.6  Regulatory Activities.
               ---------------------
               (a) Durect shall diligently take all steps necessary to obtain regulatory approval to market each Product in each Major Market Country of the Territory, so long as Durect retains Commercialization rights for such Product under this Agreement, including promptly preparing and filing necessary applications for regulatory approval to market the Product in each such country (including the IND and NDA and corresponding regulatory filings outside the United States) and shall work diligently to obtain such approvals as expeditiously as possible. Durect shall use reasonable commercial diligence to obtain such regulatory approvals in other countries of the

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Territory. ALZA may be delegated certain duties relating to clinical and regulatory activities under the Program on a Product-by-Product basis by mutual agreement as set forth in Work Plans. The CMC Section of any regulatory filing, to the extent it relates to the System, may be maintained by ALZA, in one or more of ALZA's Drug Master Files to the extent permissible under applicable laws and regulations, for which Durect shall have the right of reference for each Product hereunder. Durect shall prepare the CMC Section subject to ALZA's review and decision-making authority under Section 2.6(b).

               (b) Notwithstanding the allocation of regulatory responsibilities in this Section 2.6, the representatives of each party shall have the right to review and comment upon all regulatory filings proposed to be made with respect to any Product for each country of the Territory as to which Durect maintains rights hereunder, provided that for any such comments to be considered, the comments shall be provided within [* * *] business day after the receipt of any draft filings for review. To the extent ALZA performs review of regulatory filings or attends meetings with regulatory agencies as to matters beyond the requirements of its activities under the Program (and not at Durect's request), it shall do so at its cost and expense. Durect shall have the right to make final decisions with regard to any regulatory filings relating to any Product, provided that notwithstanding anything to the contrary herein, due to ALZA's continuing interest in development and production of Systems for multiple applications, ALZA shall have the right to approve regulatory matters relating to the System or its function, manufacture or safety, including manufacturing specifications and the relevant portions of the CMC Section of an NDA or its equivalent. Each party shall with reasonable promptness provide the other party with copies of all correspondence from or to such regulatory authorities concerning each such Product. ALZA shall have the right to participate in any conference or meeting with regulatory authorities with respect to each Product. Durect shall notify ALZA in writing of its receipt of regulatory approval to market the Product in any country of the Territory within [* * *] days after receipt of any such approval.

          (c) Representatives of each party shall have the right to review and comment on all proposed protocols for any clinical studies to be conducted by

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

either party with respect to any Product, and each party shall make such changes in such protocols as may be reasonably requested by the other in writing within [* * *] business days after receiving the proposed protocols, provided that Durect shall make final decisions on the protocols and their implementation. To the extent ALZA conducts review of protocols as to matters beyond the requirements of its activities in the Program (and not at Durect's request), ALZA shall do so at its cost and expense.

               (d) From time to time during the term of this Agreement, ALZA may wish to include certain patent information in the patent certification of an NDA filed or which may be filed by or on behalf of Durect under this Agreement relating to a Product. If ALZA advises Durect in writing of the patent number and expiration date, or such other information as the FDA may from time to time require, of patents to be included in the NDA patent certification or any amendment thereof, Durect shall include such information in the NDA, or amend the NDA, within the applicable time limits required by law.

               (e) Nothing contained in this Section 2.6 or elsewhere in this Agreement is intended to conflict with any applicable regulations and laws relating to procuring and maintaining regulatory approval for the Products in all countries of the Territory where the Products will be developed and Commercialized, and in the event of any conflict with the terms of this Agreement and applicable laws, the applicable laws will control.

               SECTION 3 - DISCLOSURE OF INFORMATION
               -------------------------------------
          3.1  Disclosure.  Upon execution of this Agreement, and thereafter
               ----------
during the term hereof, at such times as the parties shall mutually agree, each party shall disclose to the other, in confidence subject to Section 4.1 hereof, relevant Confidential Information and Program Information necessary or useful to the Program. Each party may use such Confidential Information and Program Information disclosed by the other party for the purposes permitted by this Agreement, but for no other purpose. Each party shall, at the request of the other and on a confidential basis

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

subject to Section 4.1, allow personnel of the other party to consult with its staff at mutually agreeable times, to discuss and review such Confidential Information and Program Information. All Confidential Information and Program Information heretofore or hereafter disclosed by either party to the other relating to the subject matter hereof shall be deemed to have been disclosed pursuant to this Agreement and shall be subject to the provisions of this Agreement including, but not limited to, Section 4.1.


               SECTION 4 - CONFIDENTIALITY OF INFORMATION
               ------------------------------------------
          4.1  Confidentiality.  Except as specifically authorized by this
               ---------------
Agreement, each party shall, for the term of this Agreement and for [* * *] years after its expiration or termination for any reason, keep confidential, not disclose to others and use only for the purposes authorized herein, all of the other party's Confidential Information and Program Information, except as permitted by this Agreement; provided, however that the foregoing obligation shall not apply to the extent that any such information is (i) already known to the recipient at the time of disclosure, as evidenced by its prior written records (but not including information known to Durect personnel as a result of prior association with ALZA), (ii) publicly known prior to or after disclosure other than through unauthorized acts or omissions of the recipient, or (iii) disclosed in good faith to the recipient by a third party lawfully entitled to make such disclosure, or (iv) independently developed by the recipient without use of the disclosing party's Confidential Information as evidenced by written records of the recipient; provided, however, that the exception in clause (iv) shall not apply with respect to any alleged independent development by Durect of information relating to Systems or DUROS Technology (including the manufacture thereof), and provided further that ALZA shall have no obligations of confidentiality or non-use respecting any information provided by Durect relating to Systems or DUROS Technology. Notwithstanding the foregoing, any Confidential Information may be (A) disclosed to governmental agencies and to others where such information may be required to be included in patent applications or regulatory filings permitted under the terms of this Agreement;
(B) provided to third

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

parties under appropriate terms and conditions including confidentiality provisions substantially equivalent to those in this Agreement for consulting, manufacturing, development, external testing and marketing trials with respect to the Product; (C) published, if and to the extent such publication has been approved in writing by ALZA, to the extent it relates to ALZA Confidential Information, or Durect, to the extent it relates to Durect Confidential Information; or (D) disclosed to the extent required by applicable laws or regulations or as ordered by a court or other regulatory body having competent jurisdiction. In each of the foregoing cases, the recipient will use its reasonable efforts to limit the disclosure and maintain confidentiality to the extent possible.


               SECTION 5 - COMMERCIALIZATION RIGHTS
               ------------------------------------
          5.1  Grant of Rights.
               ---------------
               (a) On the terms and conditions of this Agreement and subject to ALZA's rights set forth in Section 5.5: (i) Durect shall have the exclusive right to Commercialize each of the Products in the Territory, with the right to record sales for its own account; (ii) on a Product-by-Product basis, Durect shall have the right to appoint an Affiliate or Affiliates of Durect to Commercialize Products in any country or countries of the Territory; (iii) Durect shall also have the right, on a Product-by-Product basis, to appoint and/or enter into agreements with Subcontractor(s) to Commercialize, sell and distribute such Product in any country or countries of the Territory; and (iv) Durect shall have the exclusive right (subject to the rights and obligations under this Agreement respecting the development of the Systems including the provisions of Section 2.3) to develop the Products and to appoint and/or enter into agreements with Subcontractors to perform such development pursuant to this Agreement. In the case of such appointment in any country by Durect of a non-
Affiliate: (i) such Subcontractor shall be subject to the terms and conditions of this Agreement; (ii) if the Subcontractor will not be restricted from developing or commercializing products (other than the Products for which the Subcontractor is appointed under this Agreement) in the same Durect Field as the Product(s) for which the Subcontractor is appointed, [***]

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

[***] and (iii) the rights of ALZA under this Agreement shall not be prejudiced or in any other way reduced or limited by such subcontracting arrangement. Subject to the terms and conditions of this Agreement, ALZA hereby grants to Durect and its Affiliates a license under Intellectual Property Rights covering ALZA Confidential Information (including information owned by ALZA as of April 21, 1998 relating to catheters and mechanisms for docking catheters to the Systems), ALZA Program Information, and the Systems solely to the extent necessary for Durect to Commercialize and Manufacture (subject to Section 5.6 hereof) Products, to perform development activities as contemplated herein, and to otherwise perform its obligations in accordance with this Agreement.

               (b) Subject to the terms and conditions of this Agreement, including but not limited to Section 5.3, Durect shall have the exclusive right to Commercialize each Product on Schedule 2: (A) in Subterritories A, B and C for a period of 20 years from the date of first commercial sale of such Product to an independent third party in a Major Market Country in such Subterritory;
(B) in Subterritory D for a period of 20 years from the date of first commercial sale of such Product in any Major Market Country.

               (c) Subject to the terms and conditions of this Agreement, Durect shall have an option to extend year-by-year the period of Commercialization rights granted under Section 5.1(a) on a Product-by-Product, Subterritory-by-Subterritory basis (with respect to the Products, Subterritories and countries for which Durect has retained rights), by written notice to ALZA given at least [* * *] prior to the expiration of Durect's rights under Section 5.1(b) for such Product in such Subterritory.

               (d) If the option to extend Commercialization rights is exercised in accordance with Section 5.1(c) for any Product in any Subterritory, Durect shall commence making payments automatically under the provisions of
Section 6.3 for such

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Product with respect to such Subterritory as the obligations to make Product Payments for such Product in such Subterritory under Section 6.1 expire. In the event that Durect exercises its option to extend its rights described in Section 5.1(c), the Commercialization rights granted under Section 5.1(a) for such Product in such Subterritory shall continue for the extension term(s) and under the conditions set forth in Section 6.3.

               From time to time during the term of this Agreement, Durect may proposed to ALZA in writing additional components to be added to the CNS Field, consisting of a specific drug, drug class or clinical indication. Such proposal shall include Durect's summary development plan and budget for developing Products in such additional component for each of the five years following such proposal. Provided that such additional component is not in an area in which ALZA at that time has commitments to a third party or has an active development program of its own, and Durect and ALZA agree upon reasonable diligence provisions for such additional component (which agreement the parties shall in good faith attempt to reach within 60 days after ALZA's receipt of Durect's summary development plan), the parties shall add such component to the CNS Field definition.

          5.2  Commercial Diligence.  Within 30 days after the filing for
               --------------------
regulatory approval in the first Major Market Country for each Product, Durect shall notify ALZA in writing as to its plans for Commercializing such Product in the Territory. Durect shall diligently pursue regulatory approval and Commercialization of the Products in the Territory. Promptly after obtaining the necessary regulatory approvals (and pricing approval where applicable) in any country of the Territory (and in any event within [* * *] months after such approvals) Durect (or its Affiliates or Subcontractors) shall commence and shall continue diligently to Commercialize the Product on a nationwide basis in such country using the same efforts that an established pharmaceutical company normally devotes to its own comparable products, so long as Durect retains Commercialization rights under this Agreement. Without limiting the foregoing, at any time after the [* * *] ALZA may, upon [* * *] days prior written notice to Durect, identify any country in which a Product is not being commercially sold by Durect, its Affiliates or Subcontractors and

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

for which neither Durect or its Affiliates or Subcontractors are, nor have been for at least the preceding [* * *] years, diligently seeking regulatory approval to Commercialize the Product in such country (the "Identified Country"). ALZA and Durect shall attempt in good faith, for up to [* * *] year from the date of such notice, to seek a mutually acceptable means of Commercializing the Product in such Identified Country, which may include both ALZA and Durect negotiating an agreement with a third party. If after such [* * *] period no such means has been agreed upon, then ALZA may, by written notice to Durect, terminate the rights of Durect hereunder to Commercialize such Product in such Identified Country. For each Product with respect to which Durect does not retain Commercialization rights in any particular country ("Terminated Countries"), ALZA shall have the rights to such Product in such Terminated Countries in accordance with Section 11.6.

          5.3  Durect Field Exclusivity.
               ------------------------
               (a) Subject to the terms and conditions of this Agreement (including without limitation Section 5.3(c) and Section 2.5), ALZA shall not:
(i) develop for its own account a product using the System that is designed for use in any Durect Field, or (ii) grant to a third party any rights to develop, manufacture or Commercialize products using the System (or license Intellectual Property Rights covering ALZA Technical Information) that ALZA knows or has reason to know, at the time such third party arrangement is entered into, would be a product designed for use in a Durect Field. Nothing herein shall be deemed to restrict ALZA from developing or granting rights with respect to any products that are not designed and developed for use in a Durect Field, subject to the following:

               (A) ALZA may not itself develop or Commercialize, nor grant rights to a third party to develop or Commercialize any product using the System which incorporates Sufentanil so long as Durect and/or a Subcontractor (including ALZA) is diligently developing or Commercializing the non-catheterized Product using Sufentanil as the Drug ("Sufentanil Product") in accordance with the terms of this Agreement.

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

               (B) In the event ALZA (or a third party to whom ALZA has granted rights) Commercializes a product using the System which incorporates an opioid compound (other than Sufentanil) as the active ingredient, then starting upon the FDA approval for such other product and during such period as Durect and/or a Subcontractor is diligently developing or Commercializing the Sufentanil Product in accordance with the terms of this Agreement, the payments due to ALZA under Section 6 for the Sufentanil Product shall be reduced by [* * *].

               (C) In the event that ALZA (or a third party to whom ALZA has granted rights) Commercializes the Sufentanil Product as a result of ALZA's exercise of its option right under Section 5.5(a), then if ALZA (or any third party to whom ALZA has granted rights) commences Commercialization of any product using the System which incorporates any opioid other than Sufentanil, then commencing upon the FDA approval of such other product, Durect shall have the right to [* * *] in which event [* * *]

     If Durect can reasonably show that a third party contractor of ALZA is manufacturing or Commercializing products using the System, which products are being used in the Durect Fields, then ALZA agrees to notify such third party contractor of Durect's rights in the Durect Fields and, to the extent it has the legal right to do so, to use its reasonable commercial efforts to stop such third party from manufacturing or Commercializing such products in the Durect Fields. However, Durect acknowledges that ALZA may not have the right to limit uses of products that are not designed for use in a Durect Field. The obligations of ALZA under Section 5.3 shall continue only for such period as is covered by specifically agreed-upon diligence requirements as set forth in
Section 2.5 or Exhibit F.

               (b) From time to time during the term of this Agreement, Durect and ALZA may, at their discretion, discuss opportunities to add either additional products or additional fields of products to the definition of Durect Fields under this Agreement, by written agreement of the parties; provided that neither party shall be obligated to enter into negotiations or into such an agreement, or to reserve for the other party rights to any additional products or fields until such time as an agreement is

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

made to that effect. In addition, if any such additional Products, or Products in such additional fields, involves clinical applications in the areas of [* * *] or delivery of drugs to the [* * *] and subject to the exception provided in the next sentence below, then ALZA shall have an option to obtain exclusive Commercialization rights to such Products as set forth in Section 5.5(a). The foregoing option to ALZA shall not apply to any Product which Durect Commercializes through a Subcontractor who holds exclusive rights (by ownership or exclusive license) to a United States patent which: (i) covers the Drug incorporated into such Product, or the Drug's manufacture or use which but for a license from the Subcontractor would preclude Durect from the development, Commercialization or manufacture of such Product incorporating such Drug, and
(ii) will provide at least [***] years of market exclusivity from the time Durect and the Subcontractor enter into an agreement for the development and/or Commercialization of such Product (any such Product shall herein be referred to as "Proprietary Product").

               (c) Notwithstanding Section 5.3(a), if ALZA is requested by a third party to develop a product using the System without a catheter, which product is designed for use in the Cancer Antigen Field, then ALZA shall notify Durect in writing of such opportunity. Durect shall notify ALZA within [* * *] days after the receipt of such notice from ALZA as to whether or not Durect wishes to pursue such opportunity as a Product under this Agreement with such third party. If Durect and such third party enter into a written agreement providing for the development and Commercialization of the product within [* * *] days after Durect's receipt of the notice from ALZA described in the first sentence of this Section 5.3(c), then such product shall be developed as a Product under this Agreement, and if such condition has not been met, then ALZA shall be free to pursue such opportunity using the System without a catheter with such third party; provided, however, that: (A) ALZA may not develop or grant rights to a third party to develop or Commercialize any such product using the System in the Cancer Antigen Field which product incorporates the same Drug as a Product which is then being developed or Commercialized diligently by Durect or a Subcontractor under this

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Agreement in the Cancer Antigen Field; and (B) for a period of [* * *] years after April 21, 1998 ("Exclusion Period"), ALZA will refrain from developing or granting rights to a third party to Commercialize any such product in the Cancer Antigen Field which product is designed for the same clinical use for which a Product is then being developed or Commercialized diligently by Durect or a Subcontractor under this Agreement in the Cancer Antigen Field. Durect may extend such Exclusion Period, by written notice to ALZA at least [* * *] days before expiration of such Exclusion Period, by up to an additional [* * *] years if Durect (i) has met and continues to meet all of its diligence requirements under Section 2.5 in a timely manner, and (ii) is funding active development of at least [* * *] Products in the Cancer Antigen Field, but in no event shall any extension to the Exclusion Period be granted beyond [* * *] years following the date of an initial public offering of Durect Stock. Subject to the foregoing, if ALZA develops or Commercializes with a third party a product using the System without a catheter designed for use in the Cancer Antigen Field pursuant to the terms of this Section 5.3(c), and such product is designed for the same clinical use a product for which development of a Durect Product the "Prior Durect Product") has commenced under this Agreement prior to ALZA's entering into the agreement with the third party, then if the basis on which ALZA is licensing, developing or supplying such third party's product is more favorable to the third party than the basis on which ALZA is licensing, developing or supplying the Prior Durect Product hereunder, and there are no other terms or factors in the third party arrangement that compensate for such more favorable terms, than ALZA will offer the more favorable terms to Durect solely with respect to the Prior Durect Product.

          5.4  Other Technologies; Conversion of Rights. The parties acknowledge
               ----------------------------------------
that ALZA is relying on Durect's commitment to utilizing DUROS Technology in development of its products. Accordingly, the Commercialization rights for Products granted to Durect under this Agreement shall become non-exclusive rights, and the restrictions on ALZA provided for in Section 5.3 will terminate upon written notice from ALZA, if at any time during the term of this Agreement Durect develops or Commercializes any drug delivery technology for use in any of the Durect Fields and that would be used in a manner similar to the DUROS Technology. In such event, no additional Product Candidates or Products shall be added to Schedules 1 or 2 (but Durect shall retain exclusive rights only to Products already included in Schedule 2 and only for so long as Durect continues to meet its obligations for such Products including those set forth in Exhibit F and does not develop any product using such other drug delivery technology that contains the same Drug for use in the same Durect Field as any of such Products). Nothing in this Section 5.4 shall be deemed to restrict Durect from developing and Commercializing any type of drug delivery technology in any fields of use outside of the Durect Fields. During the term of this Agreement, Durect shall have the right to delete any Durect Field(s) from the "Durect Fields" definition by written notice to ALZA effective [* * * ] day after such notice is received by ALZA, in which event,

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

all rights of Durect in such Durect Field shall terminate; provided, however, such deletion of any Durect Field by Durect shall not affect the rights and obligations of the parties with respect to any other Durect Fields not deleted in accordance with this Section 5.4.

          5.5  ALZA Rights.
               -----------
               (a) Durect hereby grants to ALZA options to obtain exclusive worldwide Commercialization rights to each Product in the Cancer Antigen Field which is not a Proprietary Product (as defined in Section 5.3(b) above) and each additional Product for which ALZA has option rights under Section 5.3(b) (each an "Option Product") and an option to obtain exclusive Commercialization rights in the U.S. and Canada to the Sufentanil Product subject to the following conditions. At the time that Durect has received data from [* * *], Durect may deliver written notice thereof to ALZA, along with the data and a report summarizing such data regarding such Product, provided that Durect must deliver such notice to ALZA by [* * *] unless mutually agreed to in writing by the parties. No later than [* * *] days after such notice from Durect ("Option Period"), ALZA shall notify Durect in writing whether it elects to:

               (i) enter into an agreement with Durect to develop and Commercialize such Product, in which case the parties shall negotiate in good faith an agreement for the development and Commercialization of such Product, which agreement shall require ALZA to Commercialize such Product with the same degree of diligence as required of Durect under Section 5.2; or

               (ii) not obtain Commercialization rights to such Product, in which event Durect shall be entitled to enter into an agreement with a third party to develop and Commercialize such Product; or

               (iii) solely with respect to an Option Product, extend the Option Period by increments of [***] months until such time as [* * *] and thereafter by increments of [***] year until such time [***] (each increment an "Extension Period"), provided that ALZA shall be required to fund development work for such


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Product during each such Extension Period, but provided further that ALZA shall not be required to fund development work on more than [***] at a time in the Cancer Antigen Field or any additional field under Section 5.3(b) in order to extend its options for all Products in such Durect Field. ALZA may not extend the OPtion Period past the [***] for such Product unless mutually agreed to in writing by the parties.

          If ALZA elects to exercise its option to the Sufentanil Product or any other Product subject to this Section 5.5(a) at any time during the Option Period or any Extension Period, and the parties are unable to agree on terms for such Commercialization rights within [***] days after such exercise, either party may elect to submit the determination of such terms to special arbitration in accordance with Section 15, provided that judgment must be rendered no later than [***] days after the commencement of arbitration (as defined in Section
15). In such arbitration, the arbitrators shall be instructed to make a determination as to the fair market value of the rights granted to the Product in question as between two independent companies negotiating at arms' length and shall determine appropriate terms, including reasonable diligence provisions, taking into account, among other things, evidence presented concerning the terms agreed upon by other parties in arms' length negotiations for products at a similar stage of development and with similar market potential. Upon such decision by the arbitrators, the decision shall become a binding agreement of the parties.

          In addition, with respect to any Products in all Durect Fields not subject to the application of Section 5.5(a), except for those Products for which Durect either obtains funding or access to a proprietary Drug from a third party and has granted Commercialization rights to the third party providing such funding or Drug prior to the commencement of human clinical trials for such Product, if Durect seeks a third party to Commercialize a Product other than such excepted Products (including by Subterritory), Durect shall deliver written notice thereof to ALZA. Upon receipt of such notice by ALZA, if ALZA is interested in such opportunity, the parties shall attempt to negotiate in good faith the terms of an agreement for ALZA to Commercialize such product for a period of 90 days ("Negotiation Period"). If, despite such good faith negotiations, ALZA and Durect are unable to agree upon binding written terms for such an arrangement within the Negotiation period, then Durect will thereafter be free to enter into agreement(s) with other parties for the commercialization of such Product.

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

[***]

          5.6  Manufacture of Product.
               ----------------------
               (a) Subject to the terms and conditions of this Agreement, including those set forth in this Section 5.6: (i) Durect shall have the exclusive right, in the Territory, to manufacture, assemble and finish commercial and clinical supplies of Products, including the right to make Systems and fill Systems solely and specifically for incorporation into Products and not for any other purpose (collectively "Manufacture"); (ii) on a
                                             -----------
Product-by-Product basis, Durect shall have the right to appoint such Affiliates for which Durect possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Affiliates to Manufacture Products in [* * *] and such other countries as shall be agreed upon by the parties from time to time; and (iii) on a Product-by-Product basis, Durect shall also have the right to subcontract out to third parties who normally engage in such subcontract assembly work for others the manufacture of production and process equipment, System components, the filling of Systems, and sterilization and final assembly of Product for commercial and clinical supplies of Products, provided that System subassembly may not be subcontracted to third parties without ALZA's written approval. Other than subcontracting as specifically set forth in Section 5.6(a)(ii)-(iii) above, the Manufacture of Product shall be performed only by Durect and may not be subcontracted to any parties other than ALZA without the prior written consent of ALZA. Unless agreed to in writing by ALZA, the rights granted to Durect pursuant to this Section 5.6 or manufacturing rights granted elsewhere in this Agreement shall terminate upon a change in control of Durect in which Durect becomes controlled by a third party company, in which event, ALZA shall have the right to elect to supply all of Durect's and its Affiliates and Subcontractor's clinical and commercial requirements for Product (excluding any Catheter or other components as agreed upon by the parties which are external to the System), at ALZA's fully allocated Manufacturing Costs plus 25% of such Costs as determined in accordance with Exhibit G

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

hereto, and ALZA and Durect shall enter into a written supply agreement for such manufacture and supply to Durect, its Affiliates and Subcontractors which shall include such provisions for interim supply to ensure uninterrupted supply of Products (at a price to Durect of ALZA's fully allocated Manufacturing Costs plus 25% if ALZA provides for all or any part of such interim supply until ALZA is able to fully meet Durect and its Affiliates and Subcontractor's requirements after such a change in control. If ALZA elects not to supply Durect and its Affiliates and Subcontractor's requirements after such a change in control, then Durect shall continue to have the right to Manufacture Product as set forth in this Section 5.6. For the purposes of this Section 5.6(a), "control" shall have the same meaning as set forth in Section 1.1.

               (b) The parties acknowledge that ALZA has provided Durect with reasonable assistance (including making available scientific, engineering and manufacturing and other personnel) and transferred to Durect appropriate documentation relating to Systems manufacture in accordance with a work plan agreed upon by the Parties. All such materials and information shall remain the sole property of ALZA. At the request of ALZA, Durect shall promptly transfer back to ALZA any and all improvements, documentation or other Technical Information that may be developed by Durect or its subcontractors relating to Manufacture of Systems. To the extent such transfer requires technical assistance from Durect, ALZA shall reimburse Durect for the cost of such assistance as determined in accordance with Exhibit E.

               (c) All Manufacturing of Product by Durect hereunder shall be in strict accordance with all applicable laws and regulations, including the "current good manufacturing practices" regulations of the U.S. Food and Drug Administration. If Durect desires to subcontract any part of manufacturing of Systems as permitted herein to any third party, prior to providing any manufacturing information relating to Systems to such third party, Durect shall notify ALZA of the identity of such third party, and Durect shall enter into a confidentiality and invention assignment agreement in a form previously approved by ALZA with such third party which expressly makes ALZA a third-party beneficiary of such agreement and permits ALZA to directly enforce its terms.

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          5.7  Identification of ALZA.  At ALZA's request, Durect shall cause
               ----------------------
each Product and its packaging to display prominently, in a manner reasonably acceptable to ALZA, an ALZA name and logo, and to identify ALZA as a developer of such Product. All uses of the ALZA name and marks shall be subject to prior review and approval by ALZA within 30 days.

                             SECTION 6 - PAYMENTS
                             --------------------
          6.1  Product Payments.  In consideration of the rights granted to
               ----------------
Durect hereunder, the performance of the Program by ALZA and ALZA's other obligations under this Agreement, Durect shall make Product Payments to ALZA on Net Sales of the Product for the term of the Commercialization rights set forth in Section 5.1. The payments to be made under this Section 6.1 are in recognition of the unusual nature of the arrangements between the parties, pursuant to which ALZA will provide access to technology over several years, without profit, in anticipation of possible future payments under this section
6.1. By the payments under this Section 6.1, it is the intent of the parties that ALZA's efforts and expenditures in creating DUROS Technology to be utilized in the Program be recognized by a long-term financial sharing in Durect's Product revenues.

               (a)  Product Payments on Net Sales of Product due under this
Section 6.1 for any calendar year shall be based on the prior calendar year's total Net Sales of Product in the Territory, with payment rates for such calendar year to be the applicable percentages set forth herein. The applicable payment rate shall be calculated by [***] but shall not be less than 2.5% nor more than 5%. During the first calendar year of Product sales, the payment rate will be 2.5%.

          Examples:

               Sales in Year X-1*   Payment Rate
                   ($ Million)      For Year X**
               ------------------   ------------

                      [***]            [***]
**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                   [* * *]                [* * *]
                   [* * *]                [* * *]
                   [* * *]                [* * *]
                   [* * *]                [* * *]
                   [* * *]                [* * *]

* Net Sales in the Territory by Durect, its Affiliates and Subcontractors for the prior calendar year.
**  The applicable payment rate for the current calendar year.


          (b) In addition to Product Payments under Section 6.1(a), Durect shall make payments to ALZA equal to 5% of any upfront, milestone or any special fees, payments or other Consideration received by Durect, its Affiliates or Subcontractors with respect to Products after deducting from such consideration:
(i) any tax or other government charge (other than income tax) levied on such consideration to the extent borne by Durect, its Affiliates and Subcontractors and (ii) any payments (or portions thereof) that constitute reimbursement of (and are determined based upon) genuine research, development and/or manufacturing costs incurred by Durect, its Affiliates and Subcontractors including but not limited to reimbursement of expenses for reagents, materials, equipment, salaries, testing, clinical trials, insurance and any overhead reasonably attributable to such research, development or manufacture.

          6.2  Minimum Payments.  Durect shall make Minimum Payments to ALZA, on
               ----------------
a Subterritory by Subterritory basis for Subterritories A, B and C, as follows:
With respect to each Product, periodically during the Program, commencing in the calendar quarter when a Product first becomes a Product, Durect shall provide ALZA with good faith projections of Net Sales for each of the first [* * *] years of marketing such Product in each Subterritory. At least [* * *] in each calendar year Durect shall update such projections, with one update to be delivered no later than [* * *] days after NDA filing (or if earlier, the first filing for regulatory clearance to market the Product in a Major Market Country), and a final update to be delivered within [* * *] days after the first regulatory clearance to market the Product in a Major Market Country. Such projections shall be consistent with those provided for purposes of forecasting amounts to be manufactured by Durect or supplied by ALZA pursuant to the Supply Agreement. Minimum Payments shall commence and shall be paid as follows:

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

               Subterritory        Minimum Payment Commences With
               ------------        ------------------------------

               A or B*             First Minimum Payment Year
               A or B**            Second Minimum Payment Year
               C                   Third Minimum Payment Year

* Whichever of Subterritory A or B in which the Product is first approved in a Major Market Country.
**  The other of Subterritory A or B.

Once commenced in accordance with the above table, Quarterly Minimum Payments for each of Subterritories A, B and C shall be 0.375% of the total final projection for each of the first [* * *] years of marketing of the Product for such Subterritory (1.5% of projected Net Sales of Product on an annual basis),
                   ----
and Min imum Payments for each such Subterritory shall continue thereafter at the [* * *] year level. Minimum Payments paid to ALZA by Durect shall be fully creditable against Product Payments on Net Sales under Section 6.1 for the Minimum Payment Year for which the Minimum Payments are made. No Minimum Payments will be payable in Subterritory D.

          6.3  Optional Payments to Extend Commercialization Rights; Payment
               -------------------------------------------------------------
Adjustments. If Durect exercises its option to extend its sole Commercialization
-----------
rights under Section 5.1 in accordance with Section 5.1(c) hereof for any Subterritory, Durect shall pay to ALZA, for each country of such Subterritory, beginning on the date when the obligation to make Product Payments under Section
6.1 has terminated for such Subterritory and for as long as Durect elects to continue its sole Commercialization rights under Section 5.1(c) hereof for such Subterritory the same Product Payments as set forth in Section 6.1(a) and (b) for the initial Commercialization term of Net Sales of Product in such Subterritory. Payments by Durect under this Section 6.3 for each Subterritory shall continue until such time as Durect provides written notice to ALZA, not less than [* * *] days before the beginning of any calendar year, that payments under this Section 6.3 will cease as to such Subterritory at the beginning of the calendar year set forth in such notice, at which time the rights under
Section 5.1 shall terminate for such Product for such Subterritory.

          6.4  Compulsory License.  During the period that Durect retains the
               ------------------
sole Commercialization rights to a Product in any country, if in such country any third party tries to obtain from ALZA or Durect or any Affiliate or Subcontractor thereof a compulsory license or rights pursuant to governmental authority to market the Product

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

in such country, ALZA and Durect will use all reasonable efforts to oppose the grant of such license or rights and to obtain the highest royalty or payment rate possible if such compulsory license cannot be avoided. In the event that a third party obtains such compulsory license in such country, Durect shall have the benefit of any more favorable payment terms with respect to such Product in such country as is granted under such compulsory license or right, from the date of first commercial sale by the third party of the Product in such country.

          6.5  Payment Estimates.  Within [* * *] days after the end of each
               -----------------
Payment Computation Period, beginning with the Payment Computation Period as to which payments are first due to ALZA under this Section 6, Durect shall provide ALZA with a written estimate of Product sales as to which payments will be due in respect of the Payment Computation Period in question.

          6.6  Other Consideration.
               -------------------
               (i) Simultaneous with the execution of this Agreement, Durect is issuing to ALZA 1,000,000 shares of Durect Common Stock pursuant to the Common Stock Purchase Agreement attached hereto as Exhibit I.

               (iii) Simultaneously with the execution of this Agreement, Durect is issuing to ALZA warrants to purchase, 1,000,000 shares of Durect Common Stock pursuant to the Warrant Agreement attached hereto as Exhibit J.

                        SECTION 7 - PAYMENT PROCEDURES
                        ------------------------------
          7.1  Development Cost Payments. Payments due under Sections 2.4 and
               -------------------------
2.6 hereof shall be made quarterly within 30 days after the date of receipt by Durect of ALZA's invoice.

          7.2  Product-Based Payments.  Payments to ALZA from Durect due under
               ----------------------
Sections 6.1 and 6.3 hereof shall be made within 60 days after the end of each Payment Computation Period with respect to Net Sales of the applicable Products during such Payment Computation Period. Payments to ALZA from Durect due under
Section 6.2 shall be made within 60 days after the end of each Payment
Computation

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Period as to which payments are due. Each payment under this Section 7.2 shall be accompanied by a report setting forth the calculations of the amounts payable to ALZA on a Product-by-Product and Subterritory-by-Subterritory basis.

          7.3  Manner of Payment.  All payments due hereunder shall be made in
               -----------------
United States dollars and, unless otherwise agreed in writing, shall be made by wire transfer to such bank as ALZA may designate in writing without set-off and free and clear of, and without any deduction or withholding for or on account of, any taxes, duties, levies, fees or charges except those taxes or duties levied against ALZA which are legally required to be withheld by Durect. Payments due on Net Sales made in currency other than United States dollars shall first be calculated in the foreign currency and then converted to United States dollars on the basis of the exchange rate in effect for the purchase of United States dollars with such foreign currency as quoted in the Wall Street
                                                                  -----------
Journal (or comparable publication if not quoted in the Wall Street Journal)
-------
with respect to the currency of the country of origin of such payment on the last business day of the Payment Computation Period for which the payment is being made. If restrictions on the transfer of currency exist in any country such as to prevent Durect from making payments in the United States, Durect shall take all reasonable steps to obtain a waiver of such restrictions or otherwise to enable Durect to make such payments, failing which Durect shall, or shall cause a United States Affiliate to, pay the amounts due upon sales in such country in United States dollars.

          7.4  Books of Account.  Each party shall maintain true and complete
               ----------------
books of account containing an accurate record of all data necessary for the proper computation of payments due from it or charges made by it under this Agreement. Each party shall have the right, through the independent certified public accountant employed by the other party to conduct its regular annual audit, or through a firm of independent public accountants selected by mutual agreement of the parties, to examine the books of account of the other party at any time within two years after the date of the payment or charges to which they relate (but not more than once in each calendar year) for the purpose of verifying the amount of such payments or charges


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

and the accuracy of such books of account. Such examination shall be made during normal business hours at the place of business of the party being audited. The parties agree that information furnished as a result of any such examination shall be limited to a written statement by such certified public accountants to the effect that they have reviewed the books of account of the party being audited and either (i) the amounts of the payments due or charges made under this Agreement are in conformity with such books of account and the applicable provisions of this Agreement or (ii) setting forth any required adjustments. The fees and expenses of the accountants performing such verification shall be borne by the party requesting the audit. If any such audit shows any underpayment or overcharge, a correcting payment or refund shall be made within 30 days after receipt of the written statement described above. Notwithstanding the foregoing, if any such audit results in any underpayment or overcharge with respect to any Payment Computation Period of more than the greater of (i) $10,000 or (ii) 5% of the payment or charge actually due, then the party being audited shall bear all costs of the audit.

          7.5  Late Payments.  All payments not made when due hereunder shall
               -------------
bear interest at the maximum rate permitted by applicable law.

     SECTION 8 - OWNERSHIP AND USE OF PROGRAM INFORMATION
     ----------------------------------------------------

          8.1  Ownership.  All Program Information, including but not limited to
               ---------
Program Information relating to the site specific administration of drugs (e.g. pharmaco-kinetics and pharmaco-distribution) and/or relating to any Drug as such, or any Catheter as such, except for any Program Information that is the property of ALZA as set forth herein, shall be the sole property of Durect (and shall be included in Durect Technical Information for purposes of this Agreement). ALZA shall promptly disclose to Durect any such Program Information, and ALZA and its personnel and subcontractors working on the Program shall execute and deliver such assignments, confirmations of assignments, or other written instruments as are necessary to vest in Durect clear and marketable title to Program Information assigned to Durect hereunder. Notwithstanding


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

the foregoing, all Program Information relating to the System or its manufacture or to any combination of Systems with other components, active agents, features or processes and any Technical Information developed by Durect (whether or not pursuant to the Program) that relates to DUROS Technology shall be the sole property of ALZA (and shall be included in ALZA Technical Information for purposes of this Agreement). Durect shall promptly disclose to ALZA any such Program Information and Technical Information, and Durect and its personnel and Subcontractors working on the Program shall execute and deliver such assignments, confirmations of assignments, or other written instruments as are necessary to vest in ALZA clear and marketable title to Program Information assigned to ALZA hereunder. In addition to the foregoing, to the extent Durect develops any Technical Information relating to a means of connecting or "docking" a catheter to a system and subject to ALZA abiding by the terms and conditions of the Amended and Restated Market Stand-Off Agreement entered into between Durect and ALZA dated June 19, 1998 and attached hereto as Exhibit H, Durect grants to ALZA a worldwide, royalty free, nonexclusive license, with the right to grant sublicenses, to any such Technical Information.

          8.2  Use.  Each party shall have the right to use, disclose and
               ---
license to any third party all Program Information owned by such party under
Section 8.1, provided such use, disclosure or license does not conflict with the rights granted to the other party under this Agreement.

          8.3  Patents.  Each party shall be responsible, at its own expense,
               -------
for filing and prosecuting patent applications as it deems appropriate and for paying maintenance fees on patents issued therefrom, for the term of this Agreement, with respect to Technical Information owned by it. Each party shall promptly render all necessary assistance reasonably requested by the other party in applying for and prosecuting patent applications based on Technical Information owned by the other party under this Agreement.


          SECTION 9 - INTELLECTUAL PROPERTY INDEMNITY AND ENFORCEMENT
          -----------------------------------------------------------


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          9.1  Claims by Third Parties.  If a claim, suit or proceeding
               -----------------------
("Claim") is brought by a third party against Durect and/or ALZA alleging that the making, using, selling, offering for sale or importing of Product infringes an Intellectual Property Right of such third party (except for any patent which covers a manufacturing process used by Durect and not by ALZA), then each party will give prompt written notice to the other of such Claim. If such alleged infringement of such third party's Intellectual Property Right arises from or relates to DUROS Technology, the System or ALZA Technical Information, then ALZA shall have the right to conduct the defense of any suit resulting from such Claim. ALZA shall advise Durect in writing, within 30 days after Durect's notice, whether it intends to defend at its own expense such Claim. If ALZA elects not to so defend or to otherwise dispose of such Claim, Durect may, subject to Section 9.2 below, defend at its own expense such Claim. Except as specifically provided above, Durect shall indemnify and hold harmless ALZA from and against any claims of infringement by a third party.

          9.2  Infringement by Third Parties.  If, at any time during the term
               -----------------------------
of this Agreement, either party shall become aware of any third party who is infringing or suspected to be infringing any patent owned by ALZA by the manufacture, use or sale of any product that is substantially similar to a Product and contains the same Drug as such Product (an "Infringing Product"), the following provisions shall apply:

               (a) The party becoming so aware shall forthwith give written notice to the other ("Notice"). If there is disagreement as to whether the act complained of is in fact an infringement of an ALZA patent, the parties shall refer such issue to a mutually acceptable independent patent counsel. The costs incurred in this regard shall be shared equally.

               (b) If, with or without the advice of independent counsel, ALZA desires to litigate such alleged third party infringement, ALZA shall bear all costs thereof and shall be entitled to all recoveries. ALZA shall have the right to join Durect in such suit at ALZA's cost and expense. ALZA shall notify Durect within 90 days after the delivery of Notice by one party to the other above whether it intends to so litigate.


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          (c)  If ALZA determines not to litigate in accordance with paragraph
(b) above, the parties will promptly confer, and if both parties jointly desire to litigate such third party infringement, they shall share any costs thereof and any recovery therein equally, unless otherwise agreed by the parties.

          (d) With respect to alleged infringement of such patents, the claims of which are limited to applications of DUROS Technology in the Durect Fields, and which do not include claims for other applications, if no action is taken or agreed to be taken under paragraph (b) or (c) above within 90 days after the Notice and (i) the unit sales volume of the Infringing Product in any country is equal to or exceeds [* * *] of the unit sales volume by Durect and its Affiliates and Subcontractors of the Product that is substantially similar to the Infringing Product in such country, and (ii) the patent counsel described in paragraph (a) above has opined that the act complained of is, or most likely is, an infringement in such country, then Durect may, in its sole discretion, and at its sole cost and expense, bring suit in its name (or, if ALZA is an indispensable party, in the name of and on behalf of ALZA) to restrain such third party infringement in such country, and in such instance, Durect shall be entitled to receive and retain, for its own use and benefit, any recovery awarded in such suit.

          9.3  Cooperation.  Each party shall cooperate with the other party, to
               -----------
the extent reasonably requested, in any legal action brought by or against the other party or both of them and relating to the subject matter of this Agreement, provided that such cooperation shall be at the expense of the party bringing the action, and each party shall have the right to participate at its own expense in any defense, compromise or settlement of any such legal action, to the extent that in its judgment it may be prejudiced thereby. Neither party shall settle any claim or suit in any manner that may adversely affect any patent of the other party or that would require any payment or grant of license or other rights by the other party, without the prior written consent of the other party, to be given or withheld in the other party's sole discretion.

                    SECTION 10 - REPORTS OF ADVERSE REACTION
                    ----------------------------------------


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          10.1  Reports.  During the term of this Agreement, each party shall
                -------
promptly inform the other party of any information that it obtains or develops regarding the efficacy or safety of any Product and shall promptly report to the other party any information or notice of adverse or unexpected reactions or side effects related to the utilization or medical administration of any Product (and, in the case of ALZA, the System, and in case of Durect, the Drug, Catheter or other part of the Product, but in each case, only if such adverse reaction appears to be potentially relevant to the Product). Each party shall comply, and shall cooperate with the other party in complying, with the adverse reaction reporting requirements of the Food, Drug and Cosmetic Act, 21 USC 321 et seq., and regulations thereunder with respect to the Product. Each party shall provide the other party with copies of Adverse Drug Experience Reports filed with the FDA as to the Product. Each party's obligations under this Section
10.1 shall be subject to its legal and contractual obligations prohibiting the disclosure of such information. Durect agrees and acknowledges that ALZA may provide information it obtains under this Section 10.1 to ALZA's other clients developing and/or marketing products incorporating the System.

           SECTION 11 - TERM AND TERMINATION; MODIFICATION OF RIGHTS
           ---------------------------------------------------------

          11.1  Term.  This Agreement shall remain in effect for as long as
                ----
Durect is obligated to make payments to ALZA under this Agreement, unless earlier terminated pursuant to this Section 11.

          11.2  Termination for Breach; Insolvency.
                ----------------------------------
                (a) In addition to the rights and remedies provided elsewhere in this Agreement, if either party breaches or defaults in the performance or observance of any of its material obligations under this Agreement, and such breach or default is not cured within [* * *] days after receipt by such party of a written notice from the nonbreaching party specifying the breach or default (or such longer period as is reasonably necessary if the breach is of such a nature that it cannot reasonably be cured within [* * *] days the nonbreaching party shall have the right to terminate this


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Agreement upon an additional 30 days' written notice to the breaching or defaulting party. Failure to pay any amounts due under this Agreement within [***] days after notice that such amounts are overdue shall be deemed a material breach of this Agreement.

          (b) Either party may terminate this Agreement and the rights granted hereunder, effective upon giving written notice of such termination to the other party, if such other party is liquidated or dissolved, or enters into any proceeding, whether voluntary or otherwise, in bankruptcy, reorganization, or arrangement for the appointment of a receiver or trustee to take possession of such other party's assets or any other proceeding under any law for the relief of creditors, or makes an assignment for the benefit of creditors.

          11.3 Termination by Durect.  Durect may terminate this Agreement at
               ---------------------
any time upon not less than [***] days' prior written notice to ALZA. In such event, this Agreement shall terminate as of the effective date of such notice.

          11.4 Effect of Termination.  Except as provided in Section 16.8, all
               ---------------------
rights and obligations of the Parties shall cease upon expiration or termination of this Agreement. The expiration or termination of this Agreement for whatever reason shall not affect: (i) Durect's obligation to pay ALZA, within [***] days after the receipt of ALZA's invoice, for all Development Costs incurred up to the effective date of the termination and for all uncancellable obligations of ALZA incurred in connection with the Program prior to the date of termination pursuant to approved Work Plans; and (ii) the parties' obligations to pay to each other all other amounts due under this Agreement accruing prior to and up to the effective date of such expiration or termination.

          11.5 ALZA Termination. If, at any time prior to July 1, 2002, Durcet or any of its Affiliates solicits for employment or hires, without ALZA's prior written consent, a person who is an ALZA employee or has been an ALZA employee within 180 days prior to such hiring, or at any time prior to July 1, 2006, Durect or any of its Affiliates solicits for employment or hires, without ALZA's prior written consent, a person who is an ALZA employee in the DUROS Technology group or who has been an ALZA employee in the DUROS Technology group within 180 days prior to such hiring, then ALZA shall have the right to terminate this Agreement on 60 days written notice, unless during such 60 days Durect ceases such solicitation and such person remains employed by ALZA and confirms his or her intent to remain an employee of ALZA. The provisions of this Section 11.5 shall be of no further force or effect if, as a result of a change in control of ALZA, the employees working in the DUROS Technology group are not generally retained as employees. The parties agree and acknowledge that the provisions of this Section 11.5 are necessary to induce ALZA to participate in the formation of Durect and to agree with the terms and conditions hereof, and form an essential part of this Agreement.


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          11.6 Certain Program Information and Other Rights.  Solely with
               --------------------------------------------
respect to (i) any Product which has been eliminated from this Agreement pursuant to Section 2.5; (ii) any country for which the Commercialization rights granted to Durect under Section 5.1 have expired, or have been terminated pursuant to this Agreement with respect to any Product or (iii) upon the expiration or termination of this Agreement (except for termination by Durect due to a breach by ALZA under Section 11.2); and in each case solely to the extent required by ALZA to develop, make, have made, use and sell the Product to which such termination or elimination relates in the relevant Subterritory or country, Durect hereby grants to ALZA the exclusive right and license, with the right to sublicense, solely to use any and all data, rights and information necessary for such purpose, including but not limited to regulatory filings and Program Information to which ALZA does not already have rights hereunder, and the right to cross-reference any and all regulatory filings with respect to the Product. (To the extent possible, regulatory filings for those countries for which ALZA obtains commercialization rights shall be transferred to ALZA.) If and when ALZA Commercializes a Product pursuant to this Section, in order to compensate Durect for its investment in developing such filings and information, ALZA shall make payments to Durect at a rate as set forth in Section 6.1 (but determined based on ALZA's net sales of Product), but only until the aggregate of such payments is equal to [* * *] with respect to the applicable
Product (or with respect to the Product in such applicable country if ALZA obtains rights only as

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

to a specified country or countries). Notwithstanding the foregoing, in the event of the elimination of a Product under this Agreement, if Durect has developed and successfully filed an NDA covering such Product prior to such elimination, then in consideration of the rights granted ALZA respecting such Product ALZA shall pay Durect continuing royalties of [* * *] percent of its Net Sales after the obligation to make payments under the preceding sentence has expired, provided that the obligations to pay royalties shall expire for the Territory twenty years after the first commercial sale in any Major Market Country. In each case, such payments by ALZA will be subject to adjustments under the same terms as are applicable to Durect's Product Payment obligations under this Agreement.


                           SECTION 12 - FORCE MAJEURE
                           --------------------------

          12.1 Force Majeure.  Neither party to this Agreement shall be liable
               -------------
for failure or delay in the performance of any of its obligations hereunder, if such failure or delay is due to causes beyond its reasonable control, including, without limitation, acts of God, earthquakes, fires, strikes, acts of war, or intervention of any governmental authority, but any such delay or failure shall be remedied by such party as soon as possible after the removal of the cause of such failure or delay.

                            SECTION 13 - ASSIGNMENT
                            -----------------------

          13.1 Assignment.  This Agreement shall not be assigned by either party
               ----------
without the prior written consent of the other party, except that either party may assign this Agreement, in whole or in part, to an Affiliate of such party or to the successor (including the surviving company in any consolidation, reorganization or merger) or assignee of all or substantially all of its business. This Agreement will be binding upon any permitted assignee of either party. No assignment shall have the effect of relieving any party to this Agreement of any of its obligations hereunder.

                          SECTION 14 - INDEMNIFICATION
                          ----------------------------


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          14.1 Durect Indemnity.  Durect shall defend, indemnify and hold
               ----------------
harmless ALZA and its Affiliates, and their officers, directors, employees and agents (collectively, "ALZA Indemnitees") from and against any and all losses, liabilities, claims, obligations, costs and expenses (including without limitation reasonable attorneys' fees) (collectively, "Losses") arising out of the Program (including the use, storage and handling of the Drug hereunder) or the use, design, labeling or manufacture, processing or packaging (subject to the terms of the Supply Agreement) or sale or Commercialization of Products by Durect, its Affiliates and Subcontractors, including without limitation any product liability claims with respect to any Products, except for Losses arising from the gross negligence or willful misconduct of ALZA, material breach of this Agreement by ALZA, or breach by ALZA of any product warranty in the Supply Agreement; provided that such ALZA Indemnitee: (i) provides reasonable notice to Durect of such Loss and permits Durect to control, in a manner not adverse to such ALZA Indemnitee, the defense, settlement, adjustment or compromise of any such Claim using counsel reasonably acceptable to such ALZA Indemnitee; and (ii) reasonably cooperates with Durect in the defense of any such Claim, subject to Durect's payment of all reasonable costs and expenses associated with such cooperation, and further provided that Durect shall not be liable for any such costs or expenses incurred without its prior written authorization. Durect shall not enter into any settlement that affects an ALZA Indemnitee's rights or interest without prior written approval by the ALZA Indemnitee. The ALZA Indemnitee shall have no authority to settle any claim for Losses on behalf of Durect. The ALZA Indemnitee shall have the right to participate, at its own expense, in the defense of any such claim or demand to the extent it so desires.

          14.2 ALZA Indemnity.  ALZA shall defend, indemnify and hold harmless
               --------------
Durect and its Affiliates, and their officers, directors, employees and agents (collectively, "Durect Indemnitees") from and against any Losses arising from the gross negligence or willful misconduct of ALZA, material breach of this Agreement by ALZA, or breach by ALZA of any product warranty in the Supply Agreement; provided that


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

such Durect Indemnitee: (i) provides reasonable notice to ALZA of such Loss and permits ALZA to control, in a manner not adverse to such Durect Indemnitee, the defense, settlement, adjustment or compromise of any such Claim using counsel reasonably acceptable to such Durect Indemnitee; and (ii) reasonably cooperates with ALZA in the defense of any such Claim, subject to ALZA's payment of all reasonable costs and expenses associated with such cooperation, and further provided that ALZA shall not be liable for any such costs or expenses incurred without its prior written authorization. ALZA shall not enter into any settlement that affects a Durect Indemnitee's rights or interest without prior written approval by the Durect Indemnitee. The Durect Indemnitee shall have no authority to settle any claim for Losses on behalf of ALZA. The Durect Indemnitee shall have the right to participate, at its own expense, in the defense of any such claim or demand to the extent it so desires.

          14.3 Disclaimer of Consequential Damages.  IN NO EVENT WILL EITHER
               -----------------------------------
DURECT OR ALZA BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGES INCURRED BY A PARTY ARISING UNDER OR AS A RESULT OF THIS AGREEMENT (OR THE TERMINATION HEREOF) INCLUDING, BUT NOT LIMITED TO, THE LOSS OF PROSPECTIVE PROFITS OR ANTICIPATED SALES, OR ON ACCOUNT OF EXPENSES, INVESTMENTS, OR COMMITMENTS IN CONNECTION WITH THE BUSINESS OR GOODWILL OF ALZA OR DURECT OR OTHERWISE.

          14.4 Insurance.  Durect shall obtain and maintain in full force and
               ---------
effect during the term of this Agreement a policy of products liability insurance covering liabilities that may arise from the Products and naming ALZA as an additional named insured, in such amounts as are reasonable in view of the development and Commercialization status of the Products. Durect shall provide ALZA a certificate of such insurance within 15 days after request by ALZA.

                           SECTION 15 - ARBITRATION
                           ------------------------


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          15.1 Arbitration.  All disputes which may arise under, out of, in
               -----------
connection with, or relating to this Agreement shall be settled by arbitration conducted in Santa Clara County, California, in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in
Section 16.4 of this Agreement shall be valid and sufficient.

          15.2 Arbitrators.  In any arbitration pursuant to this Section 15, the
               -----------
award shall be rendered by a majority of the members of a board of arbitration consisting of three members who shall be appointed by the parties jointly, or if the parties cannot agree as to three arbitrators within 30 days after the commencement of the arbitration proceeding, then one arbitrator shall be appointed by ALZA and one arbitrator shall be appointed by Durect within 60 days after the commencement of the arbitration proceeding. The third arbitrator shall be appointed by mutual agreement of such two arbitrators. In the event of failure of the two arbitrators to agree within 75 days after commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. Notwithstanding the foregoing, in the event that any party shall fail to appoint an arbitrator it is required to appoint within the specified time period, such arbitrator and the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. For purposes of this Section 15, the "commencement of the arbitration proceeding" shall be deemed to be the date upon which a written demand for arbitration is received by the American Arbitration Association from one of the parties.

                           SECTION 16 - MISCELLANEOUS
                           --------------------------

          16.1 Amendment.  Any waiver by any party hereto of a breach of any
               ---------
provisions of this Agreement shall not be implied and shall not be valid unless such


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

waiver is recited in writing and signed by such party. Failure of any party to require, in one or more instances, performance by the other party in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of the future performance of any such terms or conditions or of any other terms and conditions of this Agreement. A waiver by either party of any term or condition of this Agreement shall not be deemed or construed to be a waiver of such term or condition for any other term. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement of either party. This Agreement may not be amended except in a writing signed by both parties.

          16.2 Relationship of the Parties.  For all purposes of this Agreement,
               ---------------------------
Durect and ALZA shall be deemed to be independent entities and anything in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to constitute Durect and ALZA as partners, joint venturers, co-owners, an association or any entity separate and apart from each party itself, nor shall this Agreement constitute any party hereto an employee or agent, legal or otherwise, of the other party for any purposes whatsoever. Neither party hereto is authorized to make any statements or representations on behalf of the other party or in any way obligate the other party, except as expressly authorized in writing by the other party. Anything in this Agreement to the contrary notwithstanding, no party hereto shall assume nor shall be liable for any liabilities or obligations of the other party, whether past, present or future.

          16.3 Governing Law.  This Agreement shall be governed by the laws of
               -------------
the State of California, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

          16.4 Notices.  Notices required under this Agreement shall be in
               -------
writing and sent by registered or certified mail, postage prepaid, or by telex or facsimile and confirmed by registered or certified mail and addressed as follows:

          If to ALZA:    ALZA Corporation
                         1900 Charleston Rd.
                         Mountain View, CA  94309


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                         Attention: General Counsel

          If to Durect:  Durect Corporation
                         10240 Bubb Road
                         Cupertino, CA  95014
                         Attention: Chief Executive Officer

All notices shall be deemed to be effective five days after the date of mailing or upon receipt if sent by facsimile (but only if followed by certified or registered confirmation). Either party may change the address at which notice is to be received by written notice pursuant to this Section 16.4.

          16.5 Severability.  If any provision of this Agreement is held by a
               ------------
court of competent jurisdiction to be invalid or unenforceable, it shall be modified, if possible, to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, it shall be stricken and the remaining provisions shall remain in full force and effect; provided, however, that if a provision is stricken so as to significantly alter the economic arrangements of this Agreement, the party adversely affected may terminate this Agreement upon 60 days' prior written notice to the other party.

          16.6 Headings.  The headings set forth at the beginning of the various
               --------
sections of this Agreement are for reference and convenience and shall not affect the meanings of the provisions of this Agreement.

          16.7 Public Disclosure.
               -----------------

          (a) Neither party shall, without the prior written consent of the other party, disclose to third parties, nor originate any publicity, news release or public announcement, written or oral, whether to the public, the press, stockholders or otherwise, referring to the existence or terms of this Agreement, including its existence, the subject matter to which it relates, the performance under it or any of its specific terms and conditions, except such announcements or disclosures as, in the opinion of the counsel for the party making such announcement, are required by law, including United States securities laws, and each party may disclose the existence of this Agreement and the material terms and conditions hereof under circumstances that


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

reasonably ensure the confidentiality thereof to: (i) any government or regulatory authorities, including without limitation the United States Securities and Exchange Commission to the extent required by applicable law,
(ii) its legal representatives, advisors and prospective investors, and (iii) to prospective Subcontractors to the extent required for entering into agreements with such Subcontractors. If a party decides to make an announcement it believes to be required by law with respect to this Agreement, it will give the other party such notice as is reasonably practicable and an opportunity to comment upon the announcement.

               (b) Durect shall submit for review to ALZA, and obtain ALZA's prior written consent for any reference to or description of ALZA or its technology, proprietary rights or products that is to be disseminated to third parties.

         16.8  Survival.  The provisions of Sections 1, 4, 8, 11, 15, 16.3,
               --------
16.4, 16.5, 16.6, 16.7 and this Section 16.8, (and Sections 6.1, 6.2, 6.3, 6.6,
7, 9, 10, and 14 with respect to events occurring prior to termination), shall survive the termination for any reason of this Agreement. Neither party shall be liable to the other due to the termination of this Agreement as provided herein, whether in loss of goodwill, anticipated profits or otherwise.

         16.9  No Conflict. Each party represents that neither this Agreement
               -----------
nor any of its obligations hereunder will conflict or result in a breach of any arrangement or agreement between such party and any third party. Each party represents that it has not been debarred and has not been the subject of debarment proceedings by the FDA.

         16.10 Entire Agreement.  This Agreement, including the exhibits hereto,
               ----------------
sets forth the entire understanding between the parties hereto as to the subject matter hereof and supersedes all other documents, agreements, verbal consents, arrangements and understandings by or between the parties with respect to the subject matter hereof including but not limited to the Prior Agreement. Prior to the execution of this Agreement, the parties have had numerous discussions, conversations and negotiations, and have generated correspondence, writings and other memoranda with respect to the subject matter hereof. Notwithstanding all of such activities, this

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Agreement (including the exhibits hereto) is intended to define the full extent of the parties' respective agreements, arrangements and obligations with respect to the subject matter hereof, and each party represents that it is not relying on any such other discussions, conversations, negotiations, correspondence, writings and memoranda in executing and delivering this Agreement or performing its respective obligations hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized representatives.


DURECT
CORPORATION                             ALZA CORPORATION


By: /s/ Peter Staple                    By: /s/ James E. Brown
    __________________________              __________________________

Title: Executive Vice President         Title:  Chief Executive Officer
      __________________________              __________________________

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                 EXHIBIT A - Specified Anticancer Antigens for
                             Immunization Therapy


------------------------------------------------------------------------------
     Name and/or                                 Reference
     Abbreviation
==============================================================================
       *  *  *                                    *  *  *
==============================================================================
       *  *  *                                    *  *  *
==============================================================================
       *  *  *                                    *  *  *
==============================================================================
       *  *  *                                    *  *  *
==============================================================================
       *  *  *                                    *  *  *
==============================================================================
       *  *  *                                    *  *  *
==============================================================================
       *  *  *                                    *  *  *
==============================================================================
       *  *  *                                    *  *  *
==============================================================================
       *  *  *                                    *  *  *
==============================================================================
       *  *  *                                    *  *  *
==============================================================================
       *  *  *                                    *  *  *
==============================================================================
       *  *  *                                    *  *  *
==============================================================================
       *  *  *                                    *  *  *
==============================================================================
       *  *  *                                    *  *  *
==============================================================================
       *  *  *                                    *  *  *
==============================================================================
       *  *  *                                    *  *  *
==============================================================================
       *  *  *                                    *  *  *
==============================================================================

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                 CONFIDENTIAL

--------------------------------------------------------------------------------


ALZA

  DUROS/TM/ DUR-1 sufentanil (subcutaneous)

  WORK PLAN AND COST ESTIMATE

  Stage 3: Initial Product Development


--------------------------------------------------------------------------------









Submitted to:                   DURECT Corporation
Prepared by:
  Product Development Mgr:      Jim Hunt
  Proj Mgmt Associate           Angie Griffin
Date:                           August 2, 1999


                                      -1-
*Confidential Treatment is requested for the language that has been underscored or marked. Such language has been deleted from the copy filed with the SEC.

                  EXHIBIT B - Manufacturing Process Transfer

                             [work plan attached]

August 3, 1999


Judy Magruder
Durect Corporation
10240 Bubb Road
Cupertino, CA 95014-4166

Dear Judy,

Enclosed please find the revised Work Plan and Cost Estimate (WP&CE} dated August 2, 1999 for review and approval by Durect Corporation. Per Durect's request, ALZA has made the following minor modifications to the draft revised WP&CE dated June 30, 1999.

 .  Changed start date of Task 2.6 from [***]
 .  Changed start date of Task 4.1.2 from [***]
 .  Changed start date of Task 4.2.1 from [***]
 .  Changed start date of Task 5.1.1 from [***]
 .  Changed start date of Task 5.1.2 from [***]

Please indicate Durect's approval of the revised WP&CE dated August 2, 1999 by signing in the appropriate place below and returning the original to ALZA. Please keep the letter marked "COPY" for you files.

Note that this information is provided to you under the provisions of confidentiality agreement between Durect Corporation and ALZA Corporation. Feel free to contact me if you have any questions or comments.

Sincerely,


Angelica Griffin
Project Management Associate


                                       Approved:________________________

                                       Title:___________________________

                                       Date:____________________________


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                 CONFIDENTIAL
===============================================================================


ALZA

   DUROS(TM) DUR-1 sufentanil (subcutaneous)

   WORK PLAN AND COST ESTIMATE

   Stage 3: Initial Product Development

===============================================================================



Submitted to:                            DURECT Corporation
Prepared by:
  Product Development Mgr:               Jim Hunt
  Proj Mgmt Associate:                   Angie Griffin
Date:                                    August 2, 1999

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                 CONFIDENTIAL


===============================================================================

I.    INTRODUCTION

Sufentanil is a potent opioid analgesic, which is currently marketed for intravenous and epidural injection as an analgesic component of general anesthesia (intravenous administration) and as an analgesic during labor and vaginal delivery (epidural administration). In balanced anesthesia, sufentanil has been reported to be as much as 10 times as potent as fentanyl. Due to sufentanil's high potency, the compound may have utility in the management of chronic pain requiring continuous administration when combined with the DUROS(TM) human implant technology. The DUROS(TM) sufentanil product would provide a convenient form for the management of baseline analgesia for those patients whose pain cannot be managed by oral or transdermal opioid administration alone.

In April 1998, ALZA and DURECT entered into a partnership for the development and commercialization of DUROS(TM) sufentanil product. The overall objective of the program is to develop and commercialize a product that provides continuous, zero-order subcutaneous delivery of sufentanil over a three-month duration utilizing the DUROS(TM) implant system for the management of malignant and/or non-malignant chronic pain.

Review of the literature indicated that the target delivery refers for subcutaneously delivered sufentanil have not been well established [***]

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                 CONFIDENTIAL

================================================================================

[***]

This revised WP&CE outlines the ALZA-specific tasks required to transfer DUROS(TM) manufacturing capability and technical know-how to DURECT, provide certain subassembly parts [***], and provide consultation and support services to the DURECT program form the technical, clinical, regulatory, nonclinical, and project management areas. This WP&CE defines the development activities and estimated resources (labor and expenses) required to support the project through December 2000.


II.   OBJECTIVES:

[***]

The specific objectives of this WP&CE are to:

1)  [***]

2)  [***]

3)  [***]

4)  [***]


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                 CONFIDENTIAL

================================================================================


III.  PROJECT SUMMARY SHEET:

Indication:

Therapeutic Agent:

Technical Development

                         Platform: [***]

     Drug Delivery Specifications: [***]

                    Target Dosage: [***]

                Clinical Strategy: [***]

              Regulatory Strategy: [***]

Per workplan dated: August 2, 1999

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                 CONFIDENTIAL

================================================================================

IV.   ASSUMPTIONS

      A.  [***]

      B.  [***]

      C.  [***]

      D.  [***]

      E.  [***]

      F.  [***]

      G.  [***]

      H.  [***]

      I.  [***]


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                 CONFIDENTIAL

================================================================================

      J.  [***]

      K.  [***]

      L.  [***]

      M.  [***]

      N.  [***]

      O.  [***]

      P.  [***]

      Q.  [***]

      R.  [***]

      S.  [***]

      T.  [***]


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


          [***]

      U.  [***]

      V.  [***]

      W.  [***]

      X.  [***]

      Y.  [***]

      Z.  [***]


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                 CONFIDENTIAL

================================================================================

V.    DESCRIPTION OF TASKS

1     System Development [***]

1.1   [***]

1.2   [***]

1.3   [***]


2     Manufacturing

2.1   [***]

      A.   [***]

      B.   [***]

      C.   [***]

           In addition, meetings specific to Analytical and Microbiological testing will be help separately.

2.2   [***]

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                 CONFIDENTIAL

================================================================================

      [***]

2.3   [***]

2.4   [***]

2.5   [***]

2.6   [***]

2.7   [***]

2.8   [***]

2.9   [***]


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                 CONFIDENTIAL

================================================================================

2.10  [***]


3     Nonclinical

3.1   [***]

3.2   [***]


4     Clinical

4.1   [***]

4.2   [***]

4.3   [***]


5     Regulatory

5.1   [***]

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                 CONFIDENTIAL

================================================================================


6.    Project Management

6.1   [***]


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                 CONFIDENTIAL

================================================================================


    VI.   ESTIMATED TIMING & COSTS

                                                                        3Q-4Q00
                                                                        -------
                                                                      (7/1/00 to    Total
                        2q99        3Q99         4Q99       10-Q00    ----------    -----
                     (5/1/99 to  (7/1/99 to  (10/1/99 to  (1/1/00 to   12/31/00)     Plan
                      6/30/99)    9/30/99)    12/31/99)    6/30/00)    ---------     ----
SYSTEM DEVELOPMENT
             Labor     $11,000    $160,000      $50,000     $48,000    [***]        [***]
          Expenses                  $2,000
MANUFACTURING
             Labor    $197,000    $108,000     $110,000     $92,000    [***]        [***]
          Expenses     $30,000     $11,000      $28,000     $15,000    [***]        [***]
NONCLINICAL
             Labor      $3,000     $22,000      $25,000     $13,000    [***]        [***]
          Expenses
CLINICAL
             Labor     $10,000     $33,000      $21,000     $85,000    [***]        [***]
          Expenses
REGULATORY
             Labor     $10,000     $22,000      $19,000     $43,000    [***]        [***]
          Expenses
PROJECT MANAGEMENT
             Labor     $15,000     $31,000      $26,000     $51,000    [***]        [***]
          Expenses                  $1,000                   $1,000    [***]        [***]
TOTAL COSTS           $276,000    $390,000     $279,000    $348,000    [***]        [***]


This proposal represents ALZA's best estimate for the timing and costs of the activities described in this plan. ALZA will not deviate form the WP&CE without prior consultation with DURECT, subject to Sections 2.3 and 2.4 of the Amended and Restated Development and Commercialization Agreement between Durect and ALZA effective April 28, 1999.

DURECT will be invoiced quarterly on a Development Cost basis for the actual costs of the work performed by ALZA. payment schedule is subject to the invoicing terms of the agreement between DURECT and ALZA as of April 28, 1999. This cost estimate reflects expected direct and indirect costs in 1999 dollars to complete the outlined tasks and is contingent on details described in the Assumptions section.

VII.  GANTT CHART

See attached Gantt chart for timing of specific activities and breakdown of tasks.

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                 CONFIDENTIAL

================================================================================

[Bar chart outlining timing for planned activities for each of the itemized activities above from Q199 through Q101, broken down by task name and indicating "planned," "summary," "milestone," and "project summary" timelines, with start dates commencing 4/1/99 and ending 5/19/99].


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                         EXHIBIT C - Development Stages


Screening of Proposed Product Candidates
----------------------------------------

The Screening Stage may consist of the following:

     [* * *]

Feasibility and Prototype Development

     [* * *]

Product Development

     [* * *]


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

        EXHIBIT D - Countries of Sub-Territory C (Japan and East Asia)


Australia
Bangladesh
Brunei
Burma
Cambodia
China, People's Republic
India
Indonesia
Japan
Laos
Macao
Malaysia
New Zealand
North Korea
Pakistan
Philippines
Singapore
South Korea
Sri Lanka
Taiwan
Thailand
Vietnam


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          EXHIBIT E - Cost Calculation for Purposes of Section 2.3(a)

Development Costs are equal to the sum of (i) research expenses, (ii) general and administrative expenses and (iii) capital asset expenditures.

     (i)   Research expenses include both direct expenses and indirect expenses.

           (a) Direct expenses include direct research salaries (including project management and temporary labor), clinical expenses, supplies and other expenses incurred specifically in connection with the Program.

           (b) Indirect expenses include general research management and support costs of the research and product development organization. Indirect expenses are allocated to all projects and billed to clients at a fixed rate* of 160% of direct research salaries.

           Examples of items included in direct and indirect expenses are listed on Exhibit E-1

           (ii) General and administrative expenses are allocated among the research and product development, manufacturing and marketing organizations. The portion allocated to the research and product development organization is then allocated to all research and development projects and billed to clients at a fixed rate* of 80% of direct research salaries.

                 Examples of items included in general and administrative expenses are listed on Exhibit E-1.

           (iii) Capital asset expenditures are the actual costs of new capital assets acquired specifically for the project.


--------------
     * This fixed billing rate will not be changed prior to January 1, 1999 and, if changed on or after January 1, 1999, such changes will be limited to not more than one change per calendar year and shall be a maximum of 10% of the rate in effect at the time of the increase.

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                  EXHIBIT E-1 - Examples of Research Expenses

Direct Expenses

Direct research salaries*
Project clinical expenses and outside services
Project specific supplies
Project travel and related expenses
Miscellaneous project expenses
Regulatory and filing fees and maintenance payments

Indirect Expenses

Research management and indirect salaries*
General research supplies and materials
General research consulting and outside services
Facilities expenses
Telephone and communications
Equipment depreciation, rent, maintenance and services
Research travel and related expenses
Patent and trademark expenses
Miscellaneous indirect research expenses

                                  Examples of
                                  -----------
                      General and Administrative Expense
                      ----------------------------------

Corporate management, administrative, and indirect salaries*
Telephone and communications
Equipment depreciation, rent, maintenance and services
Board of directors and corporate consulting
Annual audit, accounting and legal expenses
Facilities expenses
Information services (data processing) expenses
Interest expense
Miscellaneous general and administrative expenses

*Salaries include fringe benefits at a fixed rate of 52% of salaries. This fixed rate will not be changed prior to January 1, 1999 and, if changed on or after January 1, 1999, such changes will be limited to not more than one change per calendar year and shall be a maximum of 10% of the rate in effect at the time of the increase.

                   EXHIBIT F - Minimum Diligence Obligations

     Durect will comply with the following minimum diligence obligations of Durect respecting research and development of Products:

     A.   Diligence in Durect Fields
          --------------------------

          Durect will fund the amounts as described below for the development of Products in the Durect Fields. The first partial "Contract Year" will start on September 1, 1998 and end on December 31, 1998, and each subsequent "Contract Year" will start on January 1 of each subsequent year.

                                        Number of        Total development
                  Products being        separate        costs per Contract
                   developed in      Products being        Year for each
Contract Year    Fields identified      funded(1)      Product ($mm)/(2)//(3)/
-------------------------------------------------------------------------------
(Partial) 1      [* * *]                [* * *]        [* * *]

          2      [* * *]                [* * *]        [* * *]

          3      [* * *]                [* * *]        [* * *]

          4      [* * *]                [* * *]        [* * *]

          5      [* * *]                [* * *]/(4)/   [* * *]

          6      [* * *]                [* * *]/(4)/   [* * *]

          7      [* * *]                [* * *]/(4)/   [* * *]

(1)  To be included, a Product must be funded to the extent of at least [* * *]]
                                                                               -
     of fully allocated development costs per year

(2) During the year a Product is initiated after Contract Year 1, the "total development cost" for that year can be the year-end spending rate based on at least 3 months' activity.

(3) For each Contract Year for which more than one cost level is given, the lower cost figures apply to the Products in earlier stages of development.

(4)  At least [* * *] Products which shall be [[* * *].


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Notwithstanding the table above, Durect shall be deemed to be meeting its minimum obligations under this Part A with respect to a particular Field (other than the [* * *]) during Contract Years 5, 6, and 7 if Durect funds at least [[* * *]] during each such year for development of at least [* * *] Product in that Field and conducts a research program to determine the feasibility of other Products in that Field in an amount equal to at least [[* * *]] for each
such year.                                                          -


Consequences for Fields:
-----------------------

Years 1, 2 and 3: If the above development obligations for Years 1, 2 and 3 are
----------------
not met in one of such Contract Years, then [* * *] Field shall be eliminated. In such case, if Durect had not identified in writing prior to the commencement of each Contract Year which Field it intends to pursue for purposes of the above table, then ALZA may select the Field to be eliminated; otherwise it will be the Field as previously identified by Durect. If such obligations are not met for two of such Contract Years, [* * *] Fields will be eliminated.

Year 4:  If obligations are not met for the [* * *] or other Field or both,
------
then the Field for which the obligation is not met will be eliminated. If obligations are not met for any Field, then [* * *] Fields will be eliminated.

Years 5, 6 and 7: If obligations are not met for any specific Field, then
----------------
[* * *] will be eliminated.

After Year 7: Product development levels must be sufficient to fully develop
------------
the commercial potential of each Field. In order to maintain rights to each Field, appropriate levels of development efforts for such Field need to be jointly agreed upon before the end of Year 7.

________________________________________________________________________________

     B.   Proof of Principle:  Secondary Fields
          -------------------------------------

     During Year 1, Durect will fund at least [[* * *]] of proof of principle
                                                      -
work in at least [* * *] of the Secondary Fields (which amount shall be reasonably pro-rated if the initial financing of Durect is completed later than August 1, 1998). Durect will diligently pursue and fund proof of principle work in each Secondary Field during each subsequent Contract Year until proof of principle is positively established. Proof of Principle shall be established for a Secondary Field when Durect has received, for a Product Candidate in such Secondary Field, pre-clinical animal pharmacological or human clinical data: (i) that would reasonably support a development program and (ii) from which Durect initiates IND enabling work for such Product Candidate.

     Proof of Principle will be positively established for at least [* * *] Secondary Field in Contract Year 3, for [* * *] additional Secondary Field by the end of Contract Year 4, and for the [* * *] Secondary Field by the end of Contract Year 5; for each such year in which Durect has not met the foregoing Proof of Principle requirements, ALZA will have the right to eliminate [* * *] of the Secondary Fields for which no Proof of Principle is established. Unless the parties agree otherwise, the Field eliminated shall be the Field for which Durect's funding of development costs is smallest (and in the case of a tie, shall be determined by ALZA).


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

     C.   Product Development Diligence
          -----------------------------

     Durect's minimum diligence obligations with regard to development of a particular Product will be deemed to have been met if Durect has achieved each Milestone (as defined in Section 2.1) within [[* * *]] year of the corresponding
                                                     -
target date.


**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                        EXHIBIT G - Manufacturing Costs

"Cost of Manufacturing" shall mean ALZA's standard cost of manufacturing Product, including packaging thereof, determined in accordance with generally accepted accounting procedures and consistent with ALZA's accounting practices on its other products, and including the cost of materials, direct labor and benefits, and allocated overhead, the total expressed as Manufacturing Cost per Unit of Product manufactured.

        A. Materials. Includes those items which form an integral and direct part of the Product, or are necessary for its production, as well as cartons, labels, package inserts, shippers, etc.

        B. Direct Labor and Benefits. Includes labor and related payroll taxes and employment benefits spent in the actual production of the Product. It is that portion of basic wages, taxes and benefits which can be identified with or charged to a specific product.

        C. Overhead. Overhead includes all operating expenses incurred by and in support of all manufacturing cost centers and quality operations. Cost elements included are:

             -   Direct labor, related payroll taxes and employee benefits

             -   Depreciation

             -   Taxes

             -   Insurance

             -   Rent

             -   Repairs and maintenance

             -   Supplies, scrap and inventory expenses

             -   Utilities

             -   Factory administration expenses

             -   Other similar cost elements of factory overhead

             - Allocation of general and administrative overhead allocated to Product manufacturing centers and quality operations.

          EXHIBIT H - Amended and Restated Market Stand-Off Agreement

                   [Filed as exhibit 10.19 to the Form S-1]

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                  EXHIBIT I - Common Stock Purchase Agreement

                   [Filed as exhibit 10.17 to the Form S-1]

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                         EXHIBIT J - Warrant Agreement

                   [Filed as exhibit 10.18 to the Form S-1]

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                        SCHEDULE 1 - Product Candidates

                              [no exhibit exists]

**Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                             SCHEDULE 2 - Products

                              [no exhibit exists]